Exhibit 10.3

SECOND AMENDMENT TO ESCROW AGREEMENT

This SECOND AMENDMENT TO ESCROW AGREEMENT (this “Second Amendment”), dated as of February 9, 2012, amends that certain Escrow Agreement dated as of August 16, 2010 between The Amacore Group, Inc., a Delaware corporation (the “Company”), and Vicis Capital Master Fund, a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands (the “Purchaser”), and Quarles & Brady LLP, as escrow agent (“Escrow Agent”) (as amended by that certain First Amendment to Escrow Agreement among the Company, the Purchaser, and the Escrow Agent effective as of June 2, 2011, and as from time to time hereafter amended, the “Escrow Agreement”). Capitalized terms used in this Second Amendment without definition shall have the respective meanings ascribed to them in the Escrow Agreement.

R E C I T A L S

WHEREAS, Purchaser and Company are parties to a Securities Purchase Agreement dated August 16, 2010 (the “August Purchase Agreement”), whereby the Company agreed to sell to the Purchaser up to $5,000,000 in principal amount of its 15% Senior Secured Convertible Notes (which Notes were thereafter amended and restated pursuant to the June Purchase Agreement to, among other changes, make the maturity date of such Notes be June 30, 2012), in exchange for up to $5,000,000 cash.

WHEREAS, Purchaser and Company are parties to a Securities Purchase Agreement dated June 2, 2011 (the “June Purchase Agreement”), whereby the Company agreed to sell to the Purchaser up to $2,500,000 in principal amount of its 15% Senior Secured Convertible Notes due June 30, 2012, in exchange for up to $2,500,000 cash.

WHEREAS, Purchaser and Company are parties to the Amendment No. 1 to Securities Purchase Agreement dated February 9, 2012 (the “Amended Purchase Agreement”), whereby the Company has agreed to sell to the Purchaser up to $1,500,000 in principal amount of its 15% Senior Secured Convertible Notes due June 30, 2012, in exchange for up to $1,500,000 cash (the “Purchase Price”).

WHEREAS, the parties wish to have the Escrow Agent hold the Purchase Price in an escrow account and to release funds held in such account in accordance with the terms of the Escrow Agreement as amended hereby.

NOW, THEREFORE, the Purchaser and Company, intending to be legally bound, hereby agree as follows:

1.	Additional Deposit into Escrow. In accordance with Section 1.4(e) of the Amended Purchase Agreement, the Purchaser shall deposit into the Escrow Account an aggregate of $1,500,000 cash in accordance with the terms of Section 3 of the Escrow Agreement (which $1,500,000 cash shall be in addition to the $2,500,000 cash previously deposited by the Purchaser in the Escrow Account pursuant to the August Purchase Agreement and $2,500,00 cash previously deposited pursuant to the June Purchase Agreement).
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2.	Execution. This Second Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or in other electronic form, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

3.	Governing Law. The validity, construction and effect of this Second Amendment shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

4.	Ratification. Except as expressly amended pursuant to this Second Amendment, all terms and conditions of the Escrow Agreement are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references to the Escrow Agreement shall hereafter refer to such Escrow Agreement, as amended hereby.

5.	Conflict. In the event of any conflict between the Escrow Agreement and this Second Amendment, the terms of this Second Amendment shall govern.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to Escrow Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

THE AMACORE GROUP, INC.

/s/ Jay Shafer

Name: Jay Shafer

Title: CEO for Amacore

PURCHASER:

VICIS CAPITAL MASTER FUND

By: Vicis Capital LLC

/s/ Keith W. Hughes

Name: Keith W. Hughes

Title: Chief Financial Officer

ESCROW AGENT:

Quarles & Brady LLP

By: /s/ Hoyt R. Stastney

     By: Hoyt Stastney, Partner

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